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                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT, dated as of July 1, 1996 is entered into by and between PHARMAVENE, INC., a Delaware corporation (the "Company") and Krystyna Belendiuk, Ph.D. (the "Employee").

         WHEREAS, the Company desires to employ the Employee as Senior Vice President, Business Development of the Company, and the Employee desires to accept such employment by the Company, on the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

         1. EMPLOYMENT. The Company hereby employs the Employee, and the Employee hereby accepts employment by the Company, upon the terms and conditions hereinafter set forth.

         2. TERM. Subject to the provisions of SECTIONS 6, 7, 8, and 9 below, the employment of the Employee hereunder will be for the two-year period commencing on the date hereof (the "Commencement Date") and ending on the second anniversary of such Commencement Date. Unless either party gives written notice of determination not to renew at least one hundred eighty (180) days prior to the second anniversary of the Commencement Date, this Agreement shall be renewed for one (1) year from that anniversary. Thereafter, unless either party gives written notice of determination not to renew at least one hundred eighty (180) days prior to any succeeding anniversary of the Commencement Date, this Agreement shall be renewed for one (1) year from each anniversary. The term "Employment Period" shall mean the two-year period provided for in this
SECTION 2 and any extension thereof, or any shorter period resulting from any termination of employment under SECTION 6, 7, 8, or 9 below.

         3. DUTIES AND RESPONSIBILITIES. The Employee will be employed as Senior Vice President, Business Development of the Company. The Employee will perform such duties and services, consistent with his position, as may be assigned to him from time to time by the Board of Directors or the President of the Company or the Board's or President's designee. In furtherance of the foregoing, the Employee hereby agrees to perform well and faithfully such duties and responsibilities and the other reasonable duties and responsibilities assigned to him from time to time by the Board of Directors of the Company or the President or the Board's or President's designee.

         4. TIME TO BE DEVOTED TO EMPLOYMENT. Except for reasonable vacations, absences due to temporary illness, and activities which have been mutually agreed to by the parties, the Employee shall devote substantially all of his time, attention and energies to the business of the Company during the Employment Period. During the Employment Period, the Employee will not be engaged in any other business activity which, in the reasonable judgment of the Company, conflicts with the duties of the Employee hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

         5. COMPENSATION; REIMBURSEMENT. (a) The Company (or, at the Company's option, any subsidiary or affiliate thereof) will pay to the Employee
(i) an annual base salary (the "Base Salary") of not less than $157,317.00, payable in such installments as is the policy of the Company with respect to employees of the Company at substantially the same employment level as the Employee.

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         (b)  During the Employment Period, the Employee will be entitled to the fringe benefits that are made available from time to time to employees of the Company at substantially the same employment level as the Employee, including eligibility to participate in any Company stock option or bonus plans.

         (c) The Company will reimburse the Employee, in accordance with the practice of the Company from time to time, for all reasonable and necessary travel expenses and other disbursements incurred by him for or on behalf of the Company in the performance of his duties hereunder upon presentation by the Employee to the Company of appropriate vouchers.

         6. INVOLUNTARY TERMINATION. If the Employee dies, then the Employee's employment shall be deemed to terminate on the date of the Employee's death. If the Employee is incapacitated or disabled by accident, sickness or otherwise so as to render him mentally or physically incapable of performing the services required to be performed by him under this Agreement for a period of ninety (90) consecutive days or longer, or for ninety (90) days during any six-month period (such condition being herein referred to as "Disability"), then the Company, at its option, may terminate the employment of the Employee under this Agreement immediately upon giving him notice to that effect. In the case of a Disability, until the Company shall have terminated the Employee's employment hereunder in accordance with the foregoing, the Employee will be entitled to receive compensation, at the rate and in the manner provided in SECTION 5 above, notwithstanding any such Disability. Termination pursuant to this SECTION 6 is hereinafter referred to as an "Involuntary Termination".

         7. TERMINATION FOR CAUSE. Upon a vote of the majority of the Board of Directors or in the discretion of the President of the Company, the Company may terminate the employment of the Employee hereunder at any time during the Employment Period for "cause" (such termination being hereinafter referred to as a "Termination for Cause") by giving the Employee notice of such termination, whereupon such termination shall take effect immediately. For the purpose of this SECTION 7, "cause" will mean (a) the Employee's willful misconduct with respect to the business and affairs of the Company or any subsidiary or affiliate thereof, (b) the Employee's neglect of duties or failure to act which can reasonably be expected to affect materially and adversely the business or affairs of the Company or any subsidiary or affiliate thereof, (c) the Employee's material breach of any of the agreements contained in SECTION 3 or 4 hereof, or the Employee's breach of the Proprietary Information and Invention Agreement referred to in SECTION 11 below, (d) the commission by the Employee of an act involving moral turpitude relating to the Company or fraud, or (e) the Employee's conviction of any felony, or of any misdemeanor involving fraud, theft, embezzlement, forgery or moral turpitude.

         8. TERMINATION WITHOUT CAUSE. The Company may terminate the employment of the Employee hereunder at any time during the Employment Period without "cause" (such termination being hereinafter referred to as a "Termination Without Cause") by giving the Employee written notice of such termination. Upon the giving of such notice, termination of employment under this SECTION 8 will take effect immediately.

         9. VOLUNTARY TERMINATION. Any termination of the employment of the Employee hereunder otherwise than as a result of an Involuntary Termination, a Termination For Cause or a Termination Without Cause will be referred hereinafter as a "Voluntary Termination." Following reasonable notice, a Voluntary Termination will be deemed to be


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effective upon the date specified in such notice or, in the absence of such specification, upon the date of the giving of such notice.

         10. EFFECT OF TERMINATION OF EMPLOYMENT. (a) Upon termination of the Employee's employment hereunder pursuant to a Voluntary Termination or a Termination For Cause, neither the Employee nor his beneficiary or estate will have any further rights or claims against the Company under this Agreement except to receive:


          (i)    the unpaid portion of the Base Salary provided for in
SECTION 5(a) above, computed on a PRO RATA basis to the date of such termination; and

          (ii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed as provided in SECTION 5(c) above.

          (iii) retention in the Company's 401(k) Program and other Company employee benefits (as required by law) and the opportunity to purchase health benefits under the Company's health benefits program, as required by COBRA.

         (b) Upon termination of the Employee's employment hereunder pursuant to an Involuntary Termination, neither the Employee nor his beneficiary or estate will have any further rights or claims against the Company under this Agreement except to receive a termination payment equal to that provided for in
SECTION 10(a) above, plus an aggregate amount equal to six (6) months' Base Salary, payable at the same rate and in the same manner as set forth in
SECTION 5 above.

         (c) Upon termination of the Employee's employment hereunder pursuant to a Termination Without Cause, neither the Employee nor his beneficiary or estate will have any further rights or claims against the Company under this Agreement except to receive a termination payment equal to that provided for in
SECTION 10(a) above, plus an aggregate amount equal to the lesser of (i) one (1) year's Base Salary, payable in twelve (12) equal monthly installments or (ii) nine (9) months' Base Salary or the Base Salary for the then remaining term of the Employment Period, whichever is greater, in each case payable at the same rate and in the same manner as set forth in SECTION 5 above.

         11. PROPRIETARY INFORMATION AND INVENTION AGREEMENT. The Employee has executed the Proprietary Information and Invention Agreement, a copy of which is attached hereto as EXHIBIT A, and covenants that he will comply with the terms of such Proprietary Information and Invention Agreement during the term thereof.


         12. ENFORCEMENT. It is the desire and intent of the parties hereto that the provisions of this Agreement will be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, to the extent that a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restriction, for the purpose only of the operation of such restriction in such jurisdiction, will be the maximum restriction allowed by the laws of such jurisdiction and such restriction will be deemed to have been revised accordingly herein. A court having jurisdiction over an action arising out of or seeking enforcement of any restriction contained in this Agreement may modify the terms of such restriction in accordance with this SECTION 12.

         13. REMEDIES; SURVIVAL. (a) The Employee acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which


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cannot be accurately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. In the event of a breach or threatened breach by the Employee of the provisions of SECTION 11 above, the Company will be entitled to an injunction restraining him from such breach. Nothing herein contained will be construed as prohibiting the Company from pursuing any other remedies available at law for any breach or threatened breach of this Agreement.

         (b) Notwithstanding anything contained in this Agreement to the contrary, the provisions of SECTIONS 11, 12, 14, 15, 16, 20, 21 and this
SECTION 13, will survive the expiration or other termination of this Agreement until, by their terms, such provisions are no longer operative.


         14. STOCK OPTIONS. In the event the Employee is terminated from the Company or a subsidiary within one (1) year of either of the events specified in
(i) or (ii) below, or the employee's responsibilities or duties are substantially reduced within one (1) year of either of the events specified in
(i) or (ii) below, all outstanding Stock Options at that date of termination or date of reduction of responsibilities or duties shall become immediately exercisable for a period of three (3) months.

          (i) as a result of or in connection with any tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were Directors of the Corporation just prior to such event cease to constitute a majority of the Corporation's Board of Directors; or

          (ii) the stockholders of the Corporation approve an agreement providing for a transaction in which the Corporation will cease to be an independent publicly-owned corporation or a sale or other disposition of all or substantially all of the assets of the Corporation occurs.

         15. NOTICES. All notices, demands and other communications which are required to be given, served or sent pursuant to this Agreement will be in writing and will be delivered personally or sent by air courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows:

         If to the Employee:

         Krystyna Belendiuk, Ph.D.
          11208 Tara Road
         Potomac, Maryland  20854

         If to the Company:

         Pharmavene, Inc.
         1550 East Gude Drive
         Rockville, Maryland  20850

         Attention:  President

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement will be deemed to have been given on the date of delivery if


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personally delivered; on the business day after the date when sent if sent by air courier; and on the third business day after the date when sent if sent by mail, in each case addressed to such party as provided in this SECTION 14 or in accordance with the latest unrevoked direction from such party.

         16. BINDING AGREEMENT; BENEFIT. The provisions of this Agreement will be binding upon and will inure to the benefit of, the respective heirs, legal representatives and successors of the parties hereto.

         17. GOVERNING LAW. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Maryland (not including the choice of law provisions thereof).

         18. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and will not operate or be construed as a waiver of any subsequent breach by such other party.

         19. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understanding among the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by the parties hereto.

         20. HEADINGS. The Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         21. SEVERABILITY. Subject to the provisions of SECTION 12 above, any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

         22. ASSIGNMENT. This Agreement is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; PROVIDED, HOWEVER, that the provisions hereof will inure to the benefit of, and be binding upon, each successor of the Company, whether by merger, consolidation, transfer of all or substantially all assets or otherwise.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                          PHARMAVENE, INC.



                          By: /s/ James D. Isbister
                              -----------------------------------
                              James D. Isbister, President


                              /s/ Krystyna Belendiuk
                              -----------------------------------
                              Krystyna Belendiuk, Ph.D.


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